QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400
NOTICE OF CONSENT SOLICITATION

TO THE STOCKHOLDERS OF HYPERDYNAMICS CORPORATION.:

        Notice is hereby given to stockholders of Hyperdynamics Corporation (the "Company") , that we are seeking the written consents of stockholders holding a majority of our issued and outstanding shares of common stock, $0.001 par value per share (the "Common Stock"), as of July 7, 2017 (the "Record Date"), acting in lieu of a meeting, to authorize and approve the following proposal:

    To amend our Certificate of Incorporation, as amended (the "Amendment") to effect a reverse stock split (the "Reverse Stock Split") of the Company's "Common Stock at a ratio within a range between one-for-two (1:2) and one-for-six (1:6) (the "Split Ratio"), with the exact Split Ratio to be determined within that range by the Board of Directors in its sole discretion, and with such Reverse Stock Split to be effective at such date and time, if at all, as determined by the Board of Directors in its sole discretion.

        On June 30, 2017, the Board approved the Reverse Stock Split and the Amendment and determined to solicit the requisite votes of the stockholders of the Company entitled to vote thereon for their approval of the Reverse Stock Split and the Amendment, by written consents in lieu of a meeting, and to take all actions necessary or desirable in furtherance of such approval. The Board has fixed July 7, 2017, as the Record Date for the purpose of determining the stockholders entitled to consent in writing, in lieu of a meeting, to the Reverse Stock Split and the Amendment.

        This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about July     , 2017 to all our holders of Common Stock as of the Record Date. We are not holding a special meeting of stockholders in connection with the proposal described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders herein.

        The Board requests that you sign, date and return the Consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or by telephone or via the internet) as soon as possible, but no later than July 26, 2017.

        The proxy materials are available at: http://www.astproxyportal.com/ast/18390. (Individual Control Numbers necessary to access the proxy materials are provided on the individual Consent Cards.)

By Order of the Board of Directors
/s/ RAY LEONARD Ray Leonard Director, Chief Executive Officer and President

Houston, TX
June 30, 2017

HYPERDYNAMICS CORPORATION

12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

CONSENT SOLICITATION STATEMENT

July     , 2017

        This Consent Solicitation Statement is furnished to the holders of common stock, $0.001 par value per share (the "Common Stock") of Hyperdynamics Corporation, a Delaware corporation (the "Company," "we," "our" or "us") as of July 7, 2017 (the "Record Date"), requesting their approval, by written consent in lieu of a meeting (the "Consents"), of the following proposal (the "Proposal"):

    To amend our Certificate of Incorporation, as amended (the "Amendment") to effect a reverse stock split (the "Reverse Stock Split") of the Company's Common Stock at a ratio within a range between one-for-two (1:2) and one-for-six (1:6) (the "Split Ratio"), with the exact Split Ratio to be determined within that range by the Board of Directors in its sole discretion, and with such Reverse Stock Split to be effective at such date and time, if at all, as determined by the Board of Directors in its sole discretion.

        On June 30, 2017, the Board approved the Reverse Stock Split and the Amendment and directed the Company to solicit the requisite votes of the stockholders of the Company entitled to vote thereon for their approval of the Reverse Stock Split and the Amendment, by the Consents. The Board has fixed July 7, 2017 as the Record Date for the purpose of determining the stockholders entitled to give their Consents to the Reverse Stock Split and the Amendment.

        We are not holding a special meeting of stockholders in connection with the Proposal described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders in this Consent Solicitation. Approval of the Proposal requires receipt of the affirmative Consents of the holders of a majority of our shares of Common Stock outstanding as of the Record Date (the "Majority Stockholders"). There are no rights of appraisal or similar rights of dissenters with respect to the Proposal.

        Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials, consisting of the Notice of Consent Solicitation, Consent Solicitation Statement, and the Consent Card both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. In accordance with SEC rules, you may access our proxy materials at http://www.astproxyportal.com/ast/18390. (Individual Control Numbers necessary to access the proxy materials are provided on the individual Consent Cards.)

        To be counted towards the Consents required for approval of the Proposal described herein, your Consent must be received within 60 days from the date of the earliest dated and delivered Consents. Under the Delaware General Corporation Law ("DGCL"), the failure to timely deliver the Consents will have the same effect as a vote against the Proposal set forth herein.

        The Board requests that you sign, date and return the Consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or submit your consent by telephone or via the internet) as soon as possible, but no later than by July 26, 2017; provided, however, that our Board may extend the deadline to receive written Consents in its sole discretion. A form of the Certificate of Amendment to our Certificate of Incorporation (the "Certificate of Amendment") to be filed with the Delaware Secretary of State to implement the Reverse Stock Split is included as Annex B.

        You may revoke your written Consent at any time prior to the time that we have received a sufficient number of Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at Hyperdynamics Corporation, c/o American Stock Transfer & Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219, Attention: William Torre; wtorre@astfinancial.com.

        Our Board of Directors believes that certain large holders of our Common Stock, our executive officers and our directors may provide their Consents to the Proposal, although there has been no formal request or agreement with respect thereto. As of the Record Date,                shares (approximately        %) of our outstanding shares of Common Stock are believed to be controlled and beneficially owned by our officers and directors, and                shares (approximately        %) of our outstanding shares of Common Stock are believed to be controlled and beneficially owned by holders of 5% or more of our outstanding Common Stock.

        We will pay the costs of soliciting these Consents. In addition to soliciting Consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit Consents personally, by facsimile, by e-mail or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward written Consents soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

        Our executive offices are located at 12012 Wickchester Lane, Suite 475, Houston, Texas 77079, and our telephone number there is 1-713-353-9400.

FREQUENTLY ASKED QUESTIONS

        The following questions and answers are intended to respond to questions frequently asked by the holders of our Common Stock concerning the actions approved by our Board of Directors. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:
WHO IS ENTITLED TO CONSENT TO THE PROPOSAL DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:
All holders of our Common Stock as of the Record Date. As of July 7, 2017, there were                shares of our Common Stock issued and outstanding.

Q:
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:
If your shares are registered directly in your name with our transfer agent, AST, you are considered, with respect to those shares, a "stockholder of record." If you are a stockholder of record, we have sent this Consent Solicitation Statement to you directly.

  If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and this Consent Solicitation Statement is being forwarded to you by your broker, bank or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee to provide your Consent or to withhold Consent to the Proposal set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to Consents or to withhold Consent to the Proposal set forth herein. Your broker, bank or nominee will only be able to vote your shares with respect to the Proposal set forth herein if you have instructed it whether to provide your Consent. Your broker, bank or nominee has enclosed an instruction form for you to use to direct the broker, bank, or other nominee regarding whether or not to provide the Consent. Please instruct your broker, bank or nominee to provide the Consent by using the instruction form you received from them. Please return your completed written Consent or instruction form to your broker, bank or nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank or nominee permits you to provide instructions via the Internet or by telephone, you may vote that way as well.

Q:
WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSAL SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?

A:
No. We will not hold a meeting of stockholders. We are incorporated in the State of Delaware. In accordance with our Bylaws, as amended, and Section 228 of the DGCL, our stockholders are permitted to take action without a meeting if consents in writing are given by holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting.

Q:
WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE PROPOSAL DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:
Our Board of Directors recommends that stockholders CONSENT TO (FOR) the Proposal set forth in this Consent Solicitation Statement.

Q:
WHAT IS THE REQUIRED VOTE TO APPROVE THE PROPOSAL?

A.
The Proposal must receive signed written Consents from holders of record on the Record Date of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date.

Q:
WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENT?

A:
After carefully reading and considering the information contained in this Consent Solicitation Statement, you may Consent to the Proposal set forth herein by signing and dating the enclosed written Consent and returning it by mail in the enclosed envelope as soon as possible. You may also register your Consent by facsimile or via electronic mail or on the internet by following the instructions on Annex A.

Q:
WHAT IF I DO NOT RETURN THE WRITTEN CONSENT?

A:
Because the Proposal requires the written Consent of the holders of a majority of the outstanding shares of our Common Stock, your failure to respond will have the same effect as voting AGAINST the Proposal.

Q:
CAN I VOTE AGAINST THE PROPOSAL?

A:
We are not holding a special meeting of our stockholders, so there will be no "yea" or "nay" vote, as such. However, because each Proposal requires the affirmative Consents of the holders of a majority of our outstanding Common Stock, simply not delivering an executed written Consent in favor of our Proposal will have the same practical effect as a vote AGAINST the Proposal would have if they were being considered at a special meeting of stockholders.

Q:
CAN I REVOKE MY CONSENT AFTER I HAVE DELIVERED IT?

A:
If you are the stockholder of record as of the Record Date, you may revoke your written Consent at any time prior to the time that we receive a sufficient number of written Consents to approve the Proposal. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at Hyperdynamics Corporation c/o American Stock Transfer & Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219, Attention: William Torre; wtorre@astfinancial.com.

  If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written Consents to approve the Proposal set forth herein.

Q:
BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?

A:
We are requesting you to send us your written Consents by July 26, 2017. Our Board of Directors may extend the deadline to receive written Consents in its sole discretion.

  Under Section 228(c) of the DGCL the Consents will remain in effect until a sufficient number of Consents are received by us to take the actions proposed herein; provided, however, that such Consents will not remain effective if Consents of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date are not received within 60 days of the earliest dated consent delivered.

Q:
WHAT IS THE PURPOSE OF THE REVERSE STOCK SPLIT?

A:
Requisite stockholder Consents to approve the Reverse Stock Split will authorize our Board of Directors, in its discretion, to file the Certificate of Amendment to effect the Reverse Stock Split with the Secretary of the State of Delaware in order to effectuate the Reverse Stock Split. The purpose of the Reverse Stock Split is to enable us to meet the required standards to list our Common Stock on a national securities exchange, such as The Nasdaq Capital Market, or on another national exchange. Our Common Stock is currently traded on the OTC Markets OTCQX marketplace. The OTC Markets is a relatively thinly traded market and lacks the liquidity than may be provided by a stock exchange such as The Nasdaq Stock Market.

  In order to list our Common Stock on the Nasdaq Capital Market or on another national exchange, among other requirements, our Common Stock must maintain a minimum closing bid price of $4.00. As of July     , 2017, the closing bid price of our Common Stock on the OTC Markets OTCQX marketplace was $        per share. During the fiscal year ended June 30, 2017, the closing bid price of our Common Stock on the OTC Markets OTCQX marketplace ranged between $0.35 and $2.77. We believe that completing the Reverse Stock Split will result in an increase in our adjusted share price that may enable us to "uplist" our shares to the Nasdaq Capital Market or another exchange, assuming all of the other listing requirements of such exchange have also been satisfied. There can be no assurance that following Reverse Stock Split the market price of our Common Stock will increase, or will increase in such proportion to permit us to "uplist" our shares on the Nasdaq Capital Market or another exchange. We have not applied to list our Common Stock on the Nasdaq Capital Market or any other exchange, and no assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Stock Market or another exchange, we will apply to have our Common Stock listed on any exchange, or that, if we do so apply, our application will be approved, or that, if our Common Stock is listed on any exchange, we will be able to satisfy the maintenance requirements for continued listing. In addition, no assurances can be given that the market price for our Common Stock will increase in the same proportion as the Reverse Stock Split or, if increased, that such price will be maintained.

  Application for or approval of our Common Stock for listing on the Nasdaq Capital Market is NOT a condition or requirement for our effecting the Reverse Stock Split after receiving the requisite number of stockholder Consents. Our Board will have complete discretion as to whether or not to consummate the Reverse Stock Split after receipt of shareholder approval.

  The proposed Certificate of Amendment to effectuate the Reverse Stock Split is discussed in detail below under "Proposal". The full text of the proposed Certificate of Amendment is included as Exhibit B to this Consent Solicitation Statement.

Q:
WHEN WOULD THE REVERSE STOCK SPLIT BECOME EFFECTIVE?

A:
Consummation of filing the Reverse Stock Split, within the stockholder-approved range referred to herein, will be subject to a final decision by our Board of Directors and certain conditions, including completion of review of the Reverse Stock Split by FINRA. In the event that our Board of Directors determines to effectuate the Reverse Stock Split in its sole discretion, we will file the Certificate of Amendment to consummate the Reverse Stock Split with the Delaware Secretary of State, which will become effective following the date and time of filing and upon the announcement of the Reverse Stock Split by FINRA.

Q:
WHAT HAPPENS IF THE REVERSE STOCK SPLIT DOES NOT RECEIVE CONSENTS FROM OUR MAJORITY STOCKHOLDERS?

A:
If the Proposal to authorize the Reverse Stock Split does not receive Consents from our Majority Stockholders, then we will not be able to effectuate the Reverse Stock Split.

  If we do not receive the approval for the Reverse Stock Split, we likely will not be able to meet the qualification requirement of a minimum bid price in order to list our Common Stock on the Nasdaq Capital Market or another national securities exchange in the near future. This may preclude our ability to access capital from certain institutional and other investors who would not invest in an unlisted stock. Certain institutional and other investors also may not be willing to invest in a "penny stock" (a stock that has a market price of less than $5.00 per share).

Q:
CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:
No. Under the DGCL, you are not entitled to appraisal and purchase of your Common Stock as a result of the Reverse Stock Split.

Q:
WHO WILL PAY THE COSTS OF SOLICITING CONSENTS AND EFFECTING THE REVERSE STOCK SPLIT?

A:
We will pay all of the costs of soliciting written Consents to the Proposal, exhibits, annexes and documents incorporated by reference in this Consent Solicitation Statement, including the distribution of this Consent Solicitation Statement. To effectuate the Reverse Stock we will pay all necessary expenses associated with filing of the Certificate of Amendment with the Secretary of State of the State of Delaware and submission of the proposed Reverse Stock Split to FINRA for its review. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We may also pay the fees of a proxy solicitation firm if we choose to engage one.

Important Notice Regarding the Availability of Proxy Materials for the Consents
returnable by July 26, 2017

        Copies of the proxy materials, consisting of the Notice of Consent Solicitation, Consent Solicitation Statement, and the Consent Card are available at http://www.astproxyportal.com/ast/18390. (Individual Control Numbers necessary to access the proxy materials are provided on the individual Consent Cards.)

 PROPOSAL

TO AMEND OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
WITHIN A RANGE OF 1:2-1:6

        Holders of Common Stock of the Company as of the Record Date are requested to approve the Amendment to our Certificate of Incorporation, to effect the Reverse Stock Split of the Company's Common Stock at the Split Ratio (in a range between one-for-two and one-for-six (1:2-1:6)), with the exact Split Ratio to be determined within that range by the Board in its sole discretion, and with such Reverse Stock Split to be effective at such date and time, if at all, as determined by the Board in its sole discretion.

        On June 30, 2017, our Board adopted a resolution declaring the Reverse Stock Split and the Amendment advisable and in the best interests of the Company and its stockholders and directing that the Reverse Stock Split and the Amendment be submitted to stockholders of the Company entitled to vote thereon for their approval by the Consents.

        The Board currently intends to effect the Reverse Stock Split in order to increase the per share trading price of our Common Stock, which is currently trading on the OTCQX marketplace, to a level sufficiently above the minimum bid price requirement that is required for initial listing on The Nasdaq Capital Market and to apply for initial listing on The Nasdaq Capital Market or another national securities exchange (which is $4.00 in the case of The Nasdaq Capital Market), at such time as we otherwise meet the other quantitative and qualitative requirements for listing. The Board believes that the availability of a range of the Split Ratio will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining the appropriate Split Ratio to implement the Proposal, if any, following the approval by Majority Stockholders, our Board of Directors will consider the following factors:

  (a)
  our ability to qualify for initial listing on The Nasdaq Capital Market or another national securities exchange;

  (b)
  the historical trading price and trading volume of our Common Stock;

  (c)
  the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock split on the trading market for our Common Stock;

  (d)
  our capitalization (including the number of shares of Common Stock issued and outstanding);

  (e)
  which Split Ratio within the range of the Split Ratio would result in the greatest overall reduction in our administrative costs; and

  (f)
  prevailing general market and economic conditions.

        Assuming that we receive approval of the Proposal by our Majority Stockholders and the Board determines, in its sole discretion, the appropriate Split Ratio, the Reverse Stock Split will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Charter Amendment will be determined by the Board, in its sole discretion, based upon its evaluation of when such action will be most advantageous to the Company and our stockholders.

        The Board reserves the right, notwithstanding approval of the Proposal by the Majority Stockholders, and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that listing of our Common Stock on the Nasdaq Capital Market or another national securities exchange it is no longer in the best interests of the Company and our stockholders, or for any other reason.

        One principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our stockholders, since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split. Although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease, because the Reverse Stock Split does not change the current authorized capital stock of the Company, consisting of 87,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.001 par value per share. The remaining authorized shares of Common Stock and preferred stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products.

Reasons for the Reverse Stock Split

        As noted above, the Board's primary objective in proposing the Reverse Stock Split is to enable the Company to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQX marketplace, to allow for a listing of our Common Stock on The Nasdaq Capital Market or another national securities exchange (assuming that at the time we submit our listing application, we will satisfy the other listing criteria). Upon receiving stockholder approval, the Board may, in its sole discretion, select an appropriate Split Ratio and file the Certificate of Amendment with the Secretary of State of the State of Delaware. Thereafter, the Board may, in its sole discretion, seek to obtain approval for listing on the Nasdaq Capital Market or another national securities exchange.

        Our Board has determined that by increasing the market price per share of our Common Stock, we would meet Nasdaq's stock price element of the listing requirements (a minimum $4.00 per share) and our Common Stock could be listed on The Nasdaq Capital Market if we meet the other listing and corporate governance requirements. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange, as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock while traded on the OTCQX marketplace. Our Board believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is quoted on a national security exchange, such as The Nasdaq Capital Market.

        Our Board also believes that the Reverse Stock Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

        Neither our Board nor the Company has proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, the Company currently has sufficient authorized shares to be issued upon exercise or conversion of outstanding options, warrants and convertible securities, and does not currently have any plans, proposals or arrangements to issue any of the authorized shares that would become newly available as a result of the Reverse Stock Split. Nevertheless, in order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 87,000,000 shares, and the number of shares of authorized preferred stock should remain at 20,000,000 shares.

        We do not believe that our officers or directors have interests in the Proposal that are different from or greater than those of any other of our stockholders.

Potential Disadvantages of the Reverse Stock Split

        While we believe that the Reverse Stock Split would be in the best interests of the Company and its stockholders, we cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that after the Reverse Stock Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Stock Split, or that we will satisfy the other listing criteria or will be listed on The Nasdaq Capital Market or another national securities exchange, or once initially listed, that we will be able to maintain such listing.

        The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our market capitalization will be reduced, perhaps significantly.

        The number of shares held by each individual stockholder would be reduced if the Reverse Stock Split is implemented. This may also increase the number of stockholders who hold less than a "round lot," or 100 shares. This has two disadvantages. First, the rules of The Nasdaq Capital Market require that we have at least 300 round lot stockholders. Second, the transaction costs to stockholders selling "odd lots" are typically higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

        Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future.

Effecting the Reverse Stock Split

        Upon receipt of approval for the Proposal by the Majority Stockholders, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Stock Split even if the price of our Common Stock is above $4.00 per share at the time the Reverse Stock Split is to be effected. The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such time and date as specified in the Certificate of Amendment (the "Effective Time").

        Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio between one-for-two and one-for-six, as determined by the Board in its sole discretion. For example, if you presently hold 6,000 shares of our Common Stock, you would hold 3,000 shares of our Common Stock following the Reverse Stock Split if the ratio is one-for-two or you would hold 1,000 shares of our Common Stock if the ratio is one-for-six.

Effect of the Reverse Stock Split on Registration, Voting Rights and Authorized Shares

        The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company. None of the rights currently accruing to holders of our Common Stock will be affected by the Reverse Stock Split. If and when our Board elects to effect the Reverse Stock Split, the principal effect will be to proportionately decrease the number of outstanding shares of our Common stock based on the appropriate Split Ratio selected by our Board, as described below under "Effects of the Reverse Stock Split on Issued and Outstanding Shares of Common Stock" below.

        Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our Common stock immediately prior to the effectiveness of the Reverse Stock split will generally continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the reverse stock split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning "odd lots" of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the potential benefits of the Reverse Stock Split.

        The Reverse Stock Split also will have no effect on the number of authorized shares of our capital stock: the authorized number of shares of our Common Stock will remain at 87,000,000, and the authorized number of shares of our preferred stock will remain at 20,000,000. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease, and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. If our Common Stock is initially listed on The Nasdaq Capital Market, stockholder approval must be obtained, under applicable Nasdaq Capital Market, rules prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our audit committee at that time authorized the filing of a prior written application with The Nasdaq Capital Market to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and the Exchange granted us such an exemption. In accordance with our Certificate of Incorporation and DGCL, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Effects of the Reverse Stock Split on Issued and Outstanding Shares of Common Stock

        Shares of Common Stock issued and outstanding at the time that the Reverse Stock Split is completed will be affected by the Reverse Stock Split. Depending on exact Split Ratio of the Reverse Stock Split, as determined by our Board, two, three, four, five or six shares of existing Common Stock will be combined into one new share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, depending upon the Split Ratio determined by the Board. The table below shows the number of issued and outstanding shares of our Common Stock as of the Record Date that will result from the listed hypothetical Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Hypothetical reverse stock split ratio	Approximate number of shares of common stock outstanding following the Reverse Stock Split
1-for-2
1-for-3
1-for-4
1-for-5
1-for-6

        The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board.

        If approved and effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our common stock. The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any stockholder's percentage ownership interest in the Company, except, that, as described below in "Fractional Shares," holders of Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of our Common Stock to the extent there are currently stockholders who would otherwise receive less than one share of Common Stock after the reverse stock split. In addition, the Reverse Stock Split will not affect any stockholder's proportionate voting power (subject to the treatment of fractional shares).

Effect on Par Value

        Pursuant to the Reverse Stock Split, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split ("Old Common Stock") will become the holder of fewer shares of our Common Stock ("New Common Stock") after consummation of the Reverse Stock Split. Although the Reverse Stock Split will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our Common Stock. The Board believes that this risk is outweighed by the benefits of listing of our Common Stock on The Nasdaq Capital Market.

        The par value per share of the Common Stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the Effective Time of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionately based on the Split Ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased proportionally because there will be fewer shares of our Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described below under "Effects of the Reverse Stock Split on Outstanding Convertible Securities," the per share exercise price of outstanding option awards and warrants and conversion price of outstanding convertible preferred stock would increase proportionately, and the number of shares of our Common Stock issuable upon conversion of outstanding convertible preferred stock and exercise of outstanding options and warrants would decrease proportionately, in each case based on the specific Split Ratio, as will be determined by the Board, in its sole discretion. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Effect on the Company's 2010 Equity Incentive Plan

        As of the Record Date, we had approximately                  shares subject to stock options and                  shares of unvested restricted stock outstanding under our 2010 Equity Incentive Plan, as amended (the "2010 Plan"). Under the 2010 Plan the Compensation, Nominating, and Corporate Governance Committee of our Board of Directors has sole discretion to determine the appropriate adjustment to the awards granted thereunder in the event of a stock split. Should the reverse stock split be effected, the number and class of shares underlying shares authorized to be granted or granted under the 2010 Plan, and the price per share payable upon exercise of an award as applicable shall be equitably adjusted by the Compensation, Nominating, and Corporate Governance Committee of our Board of Directors to reflect such changes. The Compensation, Nominating, and Corporate Governance Committee has approved proportionate adjustments to the number of shares outstanding and available for issuance under the 2010 Plan and proportionate adjustments to the exercise price, grant price or purchase price relating to any award under the 2010 Plan.

        Accordingly, if the Reverse Stock Split is approved by the Majority Stockholders, upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under the 2010 Plan will be proportionately adjusted using the Split Ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Board of Directors). The Compensation, Nominating, and Corporate Governance Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our 2010 Plan. For example, if a 1-for-4 Reverse Stock Split is effected, the                  shares that remain available for issuance under the 2010 Plan as of the Record Date, would be adjusted to                  shares, subject to increase as and when awards made under such Plan expire or are forfeited and are returned per the terms of the 2010 Plan. In addition, under that example, the exercise price per share under each stock option would be increased by four times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 2,000 shares of common stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-4 Split Ratio into an option exercisable for 500 shares of Common Stock at an exercise price of $4.00 per share.

Effect on our Outstanding Convertible Securities

        If the Reverse Stock Split is effected, the number of shares of our Common Stock that may be purchased upon exercise of outstanding convertible preferred stock, warrants or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will be ratably adjusted in accordance with their terms as of the Effective Time. Thus, if the Reverse Stock Split is effected, the number of shares of Common Stock issuable upon exercise or conversion of such securities will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding Common Stock. Correspondingly, the per share exercise or conversion price of such securities will be increased in direct proportion to the Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares underlying warrants will remain unchanged. Similarly, the per share conversion price of convertible preferred stock will be increased in direct proportion to the Reverse Stock Split ratio, and the aggregate number of shares of Common Stock issuable upon conversion of convertible preferred stock will be correspondingly reduced.

Effect on Registration and Stock Trading

        Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. If our Common Stock becomes listed on an Exchange, we would file a short form registration statement for our Common Stock to be registered under Section 12(b) of the Exchange Act. We currently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split, except to have our Common Stock moved from a registration pursuant to Section 12(g) to Section 12(b) under the Exchange Act.

        If the proposed Reverse Stock Split is implemented and an application for listing is made and accepted on The Nasdaq Capital Market or another exchange, we will request that our Common Stock be listed under the symbol "HDYN"; however we cannot guarantee that the exchange will permit our use of "HDYN." If "HDYN" is not available to us, we will announce our new symbol as soon as practicable.

Effect on Registered and Beneficial Holders

        Upon completion of the Reverse Stock Split, if you hold registered shares of Old Common Stock in a book-entry form, you do not need to take any action to receive your shares of New Common Stock in registered book-entry form, if applicable. On or after the Effective Time, the Company's transfer agent will automatically send a transaction statement to your address of record as soon as practicable after the Effective Time indicating the number of shares of New Common Stock you hold.

        If any stockholders of record hold their shares of our Common stock in certificate form, they will receive a transmittal letter from the Company's transfer agent as soon as practicable after the effective time of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Common Stock for a statement of holding or a certificate of New Common Stock. No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

        Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Fractional Shares

        The Company does not intend to issue fractional shares in connection with the Reverse Stock Split. Holders of record of our Common Stock who otherwise would be entitled to receive fractional shares because they hold, as of a date prior to the Effective Time of the Reverse Stock Split, a number of shares of our Common Stock not evenly divisible will be entitled to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of our Common Stock on the trading day immediately prior to the day of the Effective Time of the Reverse Stock Split, as quoted on the OTCQX marketplace. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

        Holders of our Common Stock should be aware that, under the escheat laws of the various jurisdictions where our stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, holders of our Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

        As of the Record Date, we had                  holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split to result in a significant reduction in the number of record holders.

Anti-Takeover and Dilutive Effects

        The purpose of maintaining our authorized Common Stock at 87,000,000 after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the Nasdaq rules. The Reverse Stock Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

        In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder's percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

No Appraisal Rights

        Under the DGCL, our stockholders are not entitled to appraisal or dissenter's rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Accounting Consequences

        As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per common share net income or loss (and any other per common share measure) will be proportionally higher because there will be fewer shares of our Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to (i) holders of our Common Stock that hold such stock as a capital asset for U.S. federal income tax purposes and (ii) to us. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; (ix) persons holding our Common Stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (x) persons who acquire shares of our Common Stock in connection with employment or other performance of services; or (xi) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than U.S. federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

        We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the U.S. federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

        For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A "Non-U.S. Holder" is a beneficial owner (other than a partnership) of shares of our Common Stock who is not a U.S. Holder.

U.S. Holders

        The Reverse Stock Split should constitute a "recapitalization" for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder's aggregate tax basis in the shares of our Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder's holding period (i.e. acquired date) in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the reverse stock split. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

        A U.S. Holder who receives cash in lieu of a fractional share of our Common Stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share of our Common Stock. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder's holding period for our Common Stock surrendered exceeded one year at the Effective Time. Long-term capital gains of non-corporate U.S. Holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

        Information Reporting and Backup Withholding.    Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the reverse stock split in the case of certain U.S. Holders. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers (in the case of individuals, their social security number) in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

        Non-U.S. Holders who exchange shares of our Common Stock pursuant to the reverse stock split generally should be subject to tax in the manner described above under "U.S. Holders," except that any capital gain realized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of our Common Stock generally should not be subject to U.S. federal income or withholding tax unless:

  •
  the Non-U.S. Holder is an individual who holds our Common Stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year of the reverse stock split and meets certain other conditions;

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the U.S. (or, if certain income tax treaties apply, is attributable to a Non-U.S. Holder's permanent establishment in the U.S.); or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the Effective Time, or the period that the Non-U.S. Holder held the shares of our Common Stock.

    We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

        Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the reverse stock split will be taxed on gain recognized as a result of receiving cash in lieu of a fractional share of common at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in lieu of a fractional share of Common Stock generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Information Reporting and Backup Withholding.    In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our Common Stock to a Non-U.S. Holder pursuant to the reverse stock split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor the transfer agent has actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a Non-U.S. Holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Text of Proposed Amendment; Effectiveness

        The text of the proposed Certificate of Amendment is set forth in Annex B to this Consent Solicitation Statement. If and when effected by our Board, the Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

Vote Required and Board Recommendation

        Approval of the Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock as of the Record Date. The Board of Directors recommends a vote "FOR" the approval of the Amendment to effect the Reverse Stock Split.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information as of June 28, 2017, with respect to the beneficial ownership of shares of Common Stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our executive officers and directors as a group. As of June 28, 2017, we had 26,775,142 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares of our Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The address of each director & officer named in the below table is c/o Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
5% Stockholders
BlackRock, Inc.(1)	1,844,576	(1)	6.9%
Pacific Drilling Operations Limited	5,362,382	(2)	18.6%
Named Executive Officers and Directors
Ray. Leonard	685,120	(3)	2.5%
Ian Norbury	90,500	(4)	*
Patricia N. Moller	15,000	(5)	*
William O. Strange	157,808	(6)	*
Fred S. Zeidman	95,875	(7)	*
Gary D. Elliston	430,808	(8)	1.6%
Jason D. Davis	59,933	(9)	*
All directors and officers as a group (7 persons)	1,535,044		5.6%

(1)
This amount is based on ownership reported by BlackRock, Inc., as of December 31, 2016, in a Schedule 13G filed with the SEC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Consists of 3,307,586 shares of Common Stock and warrants to purchase 2,054,796 shares of Common Stock. The address of Pacific Drilling Operations Limited is 11700 Katy Freeway, Suite 175, Houston, TX 77079.

(3)
This amount includes: (a) 348,594 shares of Common Stock, (b) options to purchase 148,647 shares of Common Stock and a warrant to purchase 62,521 shares of Common Stock, (c) 108,187 shares of Common stock issuable upon conversion of 50 shares of the Series A Preferred Stock owned by Mr. Leonard and up to 77 shares of the Series A Preferred Stock that Mr. Leonard may acquire pursuant to the option in connection with the Series A Preferred Stock, and (d) a warrant to purchase up to 17,171 shares of Common Stock that Mr. Leonard may acquire pursuant to that option.

(4)
This amount includes: 3,000 shares of Common Stock and options to purchase 87,500 shares of Common Stock.

(5)
This amount includes: no shares of Common Stock and options to purchase 15,000 shares of Common Stock.

(6)
This amount includes: 38,372 shares of Common Stock, warrants to purchase 38,372 shares of Common Stock and options to purchase 93,750 shares of Common Stock.

(7)
This amount includes: 1,375 shares of Common Stock and options to purchase 94,500 shares of Common Stock.

(8)
This amount includes: 390,122 shares of Common stock (all pledged as security), warrants to purchase 25,686 shares of Common stock and options to purchase 15,000 shares of Common Stock.

(9)
This amount includes: 34,247 shares of Common Stock and warrants to purchase 25,686 shares of Common Stock; does not include options to purchase 40,000 shares of Common stock, as these options are not currently vested and are not exercisable within 60 days after June 28, 2017.

        There are no existing arrangements that may result in a change in control of the Company.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our next annual meeting of shareholders must be received by us a reasonable amount of time prior to when we begin to print and send our proxy materials for such meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the shareholder fails to give notice in reasonable time prior to when we begin to print and send our proxy materials for such meeting, then the persons named as proxies in the proxies solicited by our Board of Directors for our next annual meeting may exercise discretionary voting power regarding any such proposal.

"HOUSEHOLDING" OF PROXY MATERIALS

        Some banks, brokers and other nominee record holders may employ the practice of "householding" proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at Hyperdynamics Corporation, c/o American Stock Transfer & Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219, Attention: William Torre. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

        We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

 ANNUAL REPORT AND OTHER MATTERS

        Our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which was made available to stockholders preceding this proxy statement on the website of the SEC, located at www.sec.gov, contains financial and other information about our company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

        WE WILL PROVIDE, WITHOUT CHARGE, A PRINTED COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2016, AS FILED WITH THE SEC, TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE THAT REQUESTS A COPY IN WRITING. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR COMPANY'S SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

        ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors
/s/ RAY LEONARD Ray Leonard Director, Chief Executive Officer and President

Houston, TX
June 30, 2017

 ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF
HYPERDYNAMICS CORPORATION.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned, being a holder of record of shares of common stock, par value $0.001 per share (the "Common Stock") of Hyperdynamics Corporation. (the "Corporation") as of July 7, 2017 (the Record Date established by the Corporation's Board of Directors for the purpose of determining the stockholders entitled to consent hereto), hereby takes the following action, in accordance with Bylaws of the Corporation, as amended to date, and pursuant to Sections 228 and 242 of the Delaware General Corporation Law, with respect to all shares of Common Stock held by the undersigned, with respect to the Proposal set forth below, as the same is described in the Consent Solicitation Statement on Schedule 14A, dated July     , 2017.

        The Board of Directors of the Corporation recommends that Stockholders CONSENT to the adoption of the following resolutions of the stockholders of the Corporation:

        RESOLVED, that the Corporation is hereby authorized to amend its Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's Common Stock at a ratio within a range between one-for-two (1:2) and one-for-six (1:6) (the "Split Ratio"), with the exact Split Ratio to be determined within that range by the Board of Directors in its sole discretion, and with such Reverse Stock Split to be effective at such date and time, if at all, as determined by the Board of Directors in its sole discretion; and further

        RESOLVED, that the form of the Certificate of Amendment to the Certificate of Incorporation of the Corporation attached as Annex B to the Consent Solicitation Statement dated July     , 2017, be, and it hereby is, authorized, approved and adopted in all respects, with such additions, deletions or modifications, not inconsistent herewith, as the Chief Executive Officer or the Chief Financial Officer of the Company may approve.

(Place an "X" in the appropriate box)
☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)

INSTRUCTIONS:    TO CONSENT OR WITHHOLD CONSENT TO THE APPROVAL OF THE PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL:    Mark, sign and date your Consent and return it in the postage-paid envelope we have provided or return it to Hyperdynamics Corporation, c/o American Stock Transfer & Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219, Attention: William Torre; wtorre@astfinancial.com.

TELEPHONE:    Call 1-972-684-5308 and follow the instructions.

FACSIMILE:    Mark, sign and date your Consent and return it via fax to 1-718-765-8763

INTERNET:  Visit http://www.astproxyportal.com/ast/18390. Click on the Consent and enter your control number.

A-1

EMAIL:    Send email to admin12@amstock.com with Hyperdynamics Corporation—Consent in the subject line.

[print name of record stockholder	Dated:

as set forth on the books of the Corporation	[signature of record stockholder or person authorized to sign on behalf of record stockholder]

[title or authority of authorized person, if applicable]	[signature, if held jointly]

        If an individual, please sign exactly as the name appears on the certificate or on the Direct Registration Statement representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate or on the Direct Registration Statement representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Consent shall vote all shares to which the signatory is entitled. This Consent, together with all written Consent in substantially the same form, shall be treated as a single Consent of stockholders.

A-2

 ANNEX B

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

        Hyperdynamics Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Certificate of Incorporation (the "Certificate of Incorporation"), as described below, does hereby further certify that:

        FIRST:    This Certificate of Amendment of the Certificate of Incorporation was duly adopted at a meeting of the Board of Directors of the Corporation in accordance with Section 141(b) of the DGCL proposing and declaring advisable the amendment to the Certificate of Incorporation described herein. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended to amend and restate in its entirety the paragraph preceding Section (a) of Article IV, so that, as amended and restated, the first paragraph of said Article IV shall be read as follows:

  "As determined by the Board of Directors of the Corporation, in the exercise of its sole discretion, effective as of the close of business, Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), each [            ] (            ) shares of the Corporation's common stock, par value $0.001 per share, outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be exchanged for and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, par value $0.001 per share (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, any stockholder who otherwise would be entitled to receive a fraction of a share of common stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment in an amount equal the fair value of such fraction of a share as of the Effective Time. At the Effective Time, there shall be no change in the number of authorized shares that the Corporation shall have the authority to issue."

        SECOND:    That thereafter, pursuant to resolutions of the Board of Directors of the Corporation, the Certificate of Amendment was submitted to the stockholders of the Corporation for their approval by written consents in accordance with the provisions of Sections 228 and 242 of the DGCL.

        THIRD:    That this Certificate of Amendment to the Certificate of Incorporation was duly adopted by written consents of majority of the outstanding shares entitled to vote in lieu of a meeting of stockholders of the Corporation pursuant to Section 242 of the DGCL.

        FOURTH:    All other provisions of the Certificate of Incorporation shall remain in full force and effect.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this         day of                        , 2017.

HYPERDYNAMICS CORPORATION

By:
	Name:	Ray Leonard
	Title:	President and Chief Executive Officer

B-1

QuickLinks

CONSENT SOLICITATION STATEMENT
FREQUENTLY ASKED QUESTIONS
Important Notice Regarding the Availability of Proxy Materials for the Consents returnable by July 26, 2017
PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK WITHIN A RANGE OF 1:2-1:6
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
STOCKHOLDER PROPOSALS
"HOUSEHOLDING" OF PROXY MATERIALS
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
ANNUAL REPORT AND OTHER MATTERS
  ANNEX A
WRITTEN CONSENT OF STOCKHOLDERS OF HYPERDYNAMICS CORPORATION.
THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
  ANNEX B
STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION